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                                                                 EXHIBIT 10.17

                                                                  CONFIDENTIAL

                  TECHNOLOGY DEVELOPMENT AND SUPPORT AGREEMENT

        This Technology Development and Support Agreement (the "Agreement") is made and entered into this 28th day of June, 1996, (the "Effective Date") by and between Award Software International, Inc., a California corporation ("Award"), having its corporate offices at 777 East Middlefield Road, Mountain View, California, 94043, and Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), having its corporate offices at One AMD Place, P.O. Box 3453, Sunnyvale, California 94088.

                                 1. BACKGROUND

1.1 The following background paragraphs are intended to be a general introduction to this Agreement. They set forth the circumstances under which the parties entered into this Agreement and the intentions and objectives of the parties in doing so. To the extent that this Agreement does not address a particular circumstance or is otherwise unclear or ambiguous, this Agreement is to be construed so as to give the fullest possible effect to the intentions and objectives stated in this
        Section 1.

        1.1.1 Award is in the business of developing, marketing, and licensing BIOSes, firmware and other system software for x86-based desktop, portables, and server computers.

        1.1.2 AMD is in the business of designing, manufacturing, marketing, and selling integrated circuits, and is presently developing a series of advanced x86-compatible superscalar microprocessors, known as the "K86 superscalar microprocessors." AMD intends to design and develop a number of PC system platforms for its K86 superscalar microprocessors, including platforms used (i) for validation and debugging, (ii) for evaluation, and (iii) to serve as a baseline reference design or production-ready design for AMD's microprocessor customers.

        1.1.3 Award and AMD desire to enter into this Agreement and one or more Work Statements under which Award would develop BIOSes, firmware, system software and other software products ("Developed Products") to support AMD's platforms designed for its K86 superscaler microprocessor. Award shall use [*] to develop the Developed Products based on AMD's specifications and performance and functionality requirements, and AMD shall provide development assistance and resources, as provided in the applicable Work Statement.

        1.1.4 AMD and Award desire that Award shall make the Developed Products commercially available in Binary Code, and provide quality assurance, marketing resources, maintenance and customer support for the Developed Products as provided herein.

        1.1.5 AMD and Award agree to explore additional opportunities for supplemental agreements regarding the purchase by AMD from Award of
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                goods, licenses, and services, and joint product development and distribution in the embedded processor and flash device markets.

1.2 For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                 2. DEFINITIONS

When used in this Agreement, the capitalized terms below shall have the following meanings:

2.1 "Affiliate" means, when used with respect to a specified entity, another entity that directly or indirectly Controls, or is under common Control with, or is Controlled by the entity specified; provided that such other entity shall be deemed to be an Affiliate only for so long as such Control exists. For purposes of this definition of Affiliate, "Control" means the ownership or control of [*] or more interest in the equity or voting power of an entity.

2.2 "Agreement" means this Technology Development and Support Agreement made and entered into on the Effective Date by and between Award and AMD, including the Initial Work Statement and all future Work Statements that may be entered into by the parties pursuant to Section 3.5 below.

2.3     "AMD" means Advanced Micro Devices, Inc. and its Affiliates.

2.4     "Award" means Award Software International, Inc. and its Affiliates.

2.5 "Code" means computer programming code. If not otherwise specified, Code includes both Object Code and Source Code.

        2.5.1   "Object Code" means the machine-readable form of the Code.

        2.5.2   "Source Code" means the human-readable form of the Code.

2.6 "Deliverables" means all Code, related documentation, other materials regardless of form or media, and services that Award does or is required to develop, deliver, or render to or for AMD pursuant to this Agreement. Deliverables include, without limitation, the intermediate and final releases of Developed Products, and all Updates thereto as provided in
        Section 7.4 below.

2.7 "Developed Products" means the production-ready version of BIOSes, firmware, system software and other software products developed by Award pursuant to a Work Statement, and all Updates thereto developed by Award.

2.8     "Initial Work Statement" means the Work Statement described in Section
        3.4 below.

2.9 "Intellectual Property Rights" means the worldwide intangible legal rights or interests evidenced by or embodied in (i) any idea design, concept, method, process, technique, apparatus, invention, discovery, or improvement, including any patents, trade secrets, and know-how; (ii) any work of authorship, including any copyrights, industrial designs, or moral rights recognized by law; and (iii) any other


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        similar rights. Intellectual Property Rights of a party include all worldwide intangible legal rights or interests that a party may have lawfully acquired or licensed from any third party.

2.10 "Proprietary Information" means all trade secret or confidential information in any form or media disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party"); provided, however, that to be deemed Proprietary Information, the information, if in tangible form, must be prominently marked with the words "proprietary," "confidential," or words of similar import, or if disclosed orally, must be identified at the time it is disclosed as constituting trade secret or confidential information subject to the restrictions provided in this Agreement, provided that any confidential information relating to future products or product development plans disclosed by either party at any quarterly meeting held pursuant to Section 6.4 shall constitute "Proprietary Information" even if it has not been identified as such at the time it is disclosed. Notwithstanding the above, however, Proprietary Information shall not include:

        2.10.1 any information which is generally known or available, or becomes known or available, without breach of this Agreement;

        2.10.2 any information which has been publicly disclosed by the Disclosing Party;

        2.10.3  any information previously known by the Receiving Party;

        2.10.4 any information that is rightfully received from a third party without breach of an obligation of confidence; or

        2.10.5 any information that is independently developed by Receiving Party without use of Proprietary Information of the Disclosing Party.

2.11 "Software Requirements" means the functional specifications and performance standards for a Deliverable as specified in the applicable Work Statement.

2.12 "Testing Criteria" means the testing criteria for a Deliverable as specified in the applicable Work Statement.

2.13 "Updates" means revisions of any Developed Product that corrects any error, problem, or defect that causes the Developed Product to fail to meet the applicable Software Requirements, renders the Developed Product completely or partially inoperable, causes incorrect results, or causes incorrect functions to occur during the operation of the Developed Party.

2.14 "Work Statements" means the Initial Work Statement and all future work statements issued in accordance with Section 3 below.

                              3.  WORK STATEMENTS

3.1 Generally. All work to be performed under this Agreement shall be in accordance with the terms set forth in this Agreement and in the applicable Work Statement. A Work Statement shall be a writing signed by an authorized representative of each party and shall reference this Agreement. A Work Statement must also meet

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        the requirements of Section 3.2 below. Upon execution, all Work
        Statements shall be attached hereto and incorporated herein by reference.

3.2 Mandatory Provisions. A Work Statement must include the following provisions and items:

        3.2.1 A description and timeline of the phases of work to be performed, and milestones for Award's performance, delivery and testing of the Deliverables ("Delivery Schedule");

        3.2.2 A list of the Deliverables to be delivered to AMD under the Work Statement;

        3.2.3 The amount of payment, and milestone dates for payment by AMD, if any, for the Deliverables ("Payment Schedule");

        3.2.4 The description and amount of engineer training and consultation to be provided to AMD by Award;

        3.2.5   The Software Requirements for each of the Deliverables;

        3.2.6   The Testing Criteria for each of the Deliverables;

        3.2.7 A list of resources made available by AMD for Award's use in the performance of its obligations under this Agreement, if any;

        3.2.8 The name, address, phone number, and facsimile number of the Project Coordinators for each party, as described in Section 4.2 below, and, if different from the Project Coordinators, the Technical Coordinators for each party, as described in Section
                4.3 below; and

        3.2.9 The provisions for written and/or oral progress reports by Award if different than as set forth in Section 6 below.

3.3 Optional Provisions. In addition to the mandatory provisions provided in Section 3.2, a Work Statement may include one or more of the following items:

        3.3.1 Whether training classes shall be provided to AMD, and a description of the subject matter to be covered, the location where the classes will be conducted, fees, if any, payable by AMD for such training, and the maximum number of AMD employees who may attend;

        3.3.2 For each Developed Product, the number of copies AMD is licensed to distribute for use with the applicable platform; and

        3.3.3 The minimal level of staffing required of Award for the development of the Deliverables.

3.4 Initial Work Statement. The Initial Work Statement is attached to this Agreement as Exhibit A.

3.5 Future Work Statements. Upon AMD's reasonable request, AMD and Award will meet from time-to-time to discuss their respective product plans and technologies, pursuant to which AMD may provide Award with proposed Software

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        Requirements for one or more Deliverables that AMD is interested in
        Award developing, and request Award to provide a response to such proposal. Within thirty (30) days of AMD's request, Award agrees to provide AMD with a written response. If, in AMD's sole discretion, the response is acceptable, then the parties shall prepare and execute a Work Statement that shall incorporate the proposed Software Requirements and relevant terms of Award's response, which together shall constitute the applicable Software Requirements. Award may only commence work upon such Deliverables after execution by both parties of the Work Statement.

3.6 Number of Work Statements. During each year of the term of this Agreement, Award shall agree to use [*] to develop and support Developed Products as provided hereunder for at least the [*] AMD K86 platforms for which AMD provides proposed Software Requirements during such year, and accepts Award's written response as provided in Section 3.5 above. Award agrees to negotiate in good faith a Work Statement for each such Developed Product. The maximum amount of non-recurring engineering charges ("NRE") payable by AMD for each of such Developed Products shall be [*]; provided, however, that if Award demonstrates that the development of such Developed Product would require Award's expenditure of materially more time and effort than that required by any preceding Developed Product developed hereunder for an NRE of [*], the parties shall in good faith negotiate an increased NRE payable for such Developed Product that is commensurate with such increased time and/or effort. The number of Developed Products requested by AMD hereunder, the providing of proposed Software Requirements, and the acceptance of Award's response shall be at AMD's sole discretion.

3.7 Changes to Agreement, Work Statement. Either party may propose changes to this Agreement or any Work Statement to the other party, provided that such change proposals shall be submitted in writing. No changes to the Agreement or any Work Statement shall become effective until a written amendment specifying the change or changes is executed by authorized representatives of both parties.

3.8 Changes to Software Requirements. AMD may request changes to the Software Requirements at any time during the term of the applicable Work Statement. Such requests shall be submitted by AMD in writing. If such modifications do not, in Award's reasonable judgment, require Award's expenditure of materially more time and effort, Award will develop the corresponding Deliverable to conform to such modifications at no additional charge and with no change to the Delivery Schedule. If any such modification does require, in Award's reasonable judgment, Award's expenditure of materially more time or effort, the parties will discuss in good faith how the additional cost, if any, will be allocated between them, and Award will advise AMD of the impact on the Delivery Schedule. Upon receipt of AMD's written approval, Award will proceed with implementation of the prescribed changes, and the parties shall update the Software Requirements and Delivery Schedule to reflect such changes.

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                    4. CONTRACT ADMINISTRATION AND STAFFING

4.1 Contract Coordinators. The Contract Coordinators for the parties shall be as follows:

        For Award:      Dave Wippich
                        Ph: (415) 968-4433, Ext. 462
                        Fax: (415) 968-9158

        For AMD:        Ned Finkle
                        Ph: (408) 749-2452
                        Fax: (408) 774-7007

        The Contract Coordinator shall oversee the performance of the parties' obligations under this Agreement, and resolve any issues relating to Deliverables applicable to that Work Statement that the Project Coordinator or Technical Coordinators for that Work Statement are unable to resolve. The Contract Coordinator shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments, and changes. Either party may change its Contract Coordinator upon written notice to the other party.

4.2 Project Coordinator. Each Work Statement shall designate a Project Coordinator for the parties for the Deliverables applicable to that Work Statement. The Project Coordinator shall also be responsible for overseeing the performance of the parties' obligations under the applicable Work Statement, and resolving any issues relating to Deliverables applicable to that Work Statement that the Technical Coordinators for that Work Statement are unable to resolve. The Project Coordinator shall be responsible for arranging all meetings, visits, and consultations between the parties relating to the applicable Work Statement.

4.3 Technical Coordinators. The Project Coordinators shall also serve as the Technical Coordinators for the parties; provided, however, that each Work Statement may otherwise designate one or more different Technical Coordinators for the Deliverables applicable to that Work Statement. The Technical Coordinator(s) of each party shall be responsible for technical and performance matters and delivery and receipt of the Deliverables and technical information between the parties, in so far as the Deliverables and technical information relate to such Work Statement.

4.4 Staffing Requirements. Award agrees to provide qualified and sufficient staffing necessary to meet its obligations under this Agreement, including each Work Statement. Each Work Statement may designate a specific minimum level of staffing required for such Work Statement.

4.5 Employee Issues. Award's employees shall be and remain the employees of Award and shall not be considered as joint employees with AMD for any purpose. Award shall be responsible for the supervision of its employees. Award shall be responsible for the payment of all compensation and benefits attributable to its

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        employees and for the maintenance of appropriate workers' compensation and other employment related insurance. With each of its employees and contractors who participate in any of Award's work under this Agreement, including any Work Statements, Award shall obtain and maintain in effect written agreements imposing an obligation of confidence on the employee or contractor with respect to any third party's proprietary information, and assigning all Intellectual Property Rights conceived, developed or created by the employee or contractor to Award. At AMD's request, Award shall supply copies of such agreements to AMD.

                   5. NOTICE OF DELAY OR INABILITY TO PERFORM

5.1 Generally. Award agrees to notify AMD orally within twenty-four (24) hours of its discovery of any factor, occurrence, or event coming to its attention that may affect Award's ability to meet the requirements of any Work Statement. The oral notice shall be confirmed in writing within one week following the oral report. The written confirmation shall also state the reason for the delay and the impact of the delay upon the Deliverables and the Delivery Schedule.

5.2 Time is of the Essence. The parties agree that the dates corresponding to each milestone in each Work Statement are firm, and that time is of the essence in this Agreement, including all of the Work Statements. By executing a Work Statement, Award agrees that the deadlines and milestones specified therein are reasonable. Except as otherwise stated in Section 16.3 ("Relief from Obligations"), a delay of more than thirty
        (30) days in the delivery of a Deliverable for such Work Statement shall be considered a material breach by Award of such Work Statement and this Agreement, unless (i) such delay was caused by a delay or non-delivery by AMD, or any third party that AMD requires Award to use, of a resource specified in the applicable Work Statement (ii) such delay is due to incorrect operation of a resource supplied by AMD, or (iii) AMD has agreed to a delay on a project as provided in Section 7.3 below. By accepting late or otherwise inadequate performance of any of Award's obligations, AMD shall not waive its rights thereafter to require timely performance or performance that strictly complies with this Agreement.

                            6. REPORTS AND MEETINGS

6.1 Frequency and Content of Reports. For each Work Statement, Award agrees to provide AMD's applicable Project Coordinator a biweekly written report of the progress of the work required under the Work Statement, any anticipated problems (resolved or unresolved), software and hardware bugs, and bug resolution and tracking, and any indication of delay in Award's performance or delivery of the applicable Deliverables. A Work Statement may, however, provide for a different content or frequency for such reports and information than as specified above.

6.2 Project Meetings. For each Work Statement, the parties shall conduct [*] conference calls at a time to be mutually agreed upon, during which Award shall
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        describe the status of the work required under the Work Statement, and shall provide projections of the time of completion of the Work Statement, the status of the applicable Deliverables, and address any problems that have come to Award's attention. Award shall also provide its view as to how any problems may be resolved. During such meetings, AMD agrees to provide Award with information relating to the status and results of AMD's testing of Award's Deliverables.

6.3 Modifications. Modifications discussed or proposed in reports by either party, or meetings or conferences between the parties, shall not modify this Agreement, any Work Statement, or any of Award's obligations thereunder unless such modification is agreed to in writing by both parties.

6.4 [*] Meetings. During the term of this Agreement, AMD and Award agree to meet [*] at a time and location to be mutually agreed upon, during which AMD shall discuss with Award its product and marketing roadmaps, as well as BIOS and firmware requirements, for AMD's K86 microprocessors, chip sets, and platforms designed for K86 microprocessors. In addition, each party shall discuss their perspectives regarding industry standards, marketing trends for such standards, and industry initiatives affecting PC architecture, BIOS and firmware.

                                7. DELIVERABLES

7.1 Deliverables. For each Work Statement, Award shall use [*] to deliver all Deliverables specified in such Work Statement upon completion, but in no event later than the Delivery Schedule, to AMD's applicable Technical Coordinator. Award shall memorialize such delivery in a written confirmation, which sets forth the nature and condition of the Deliverables, the medium of delivery, and the date of delivery.

7.2 Test and Debug by Award. Prior to delivery, Award shall perform such tests of the Deliverables as are specified in the applicable Testing Criteria to determine if the Deliverables substantially conform to and meet in every material respect the applicable Software Requirements. All such testing shall be performed and completed by Award by the dates corresponding to each applicable "test" milestone in the applicable Work Statement. For each Deliverable, Award shall advise AMD in writing upon completing the testing, but in no event later than the date corresponding to the applicable "test" milestone, whether the Deliverable, as tested, substantially meets the applicable Software Requirements in every material respect. In the event the Deliverable fails to meet any material aspect of the applicable Software Requirements, Award shall advise AMD in writing of the non-compliance(s) and the suspected reasons for the non-compliance(s).

7.3 Acceptance and Rejection. Upon receipt of written notification from Award relating to the test results for each Deliverable, AMD shall have [*] days to notify Award in writing whether AMD accepts or rejects the applicable Deliverable. The parties agree that AMD may, in its reasonable judgment, determine if each of the Deliverables conforms to and meets in every material respect the applicable Software Requirements. AMD shall be deemed to have

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        accepted the Deliverables if it does not notify Award of its decision to accept or reject any or all of the Deliverables within such [*] day period. Any rejection of a Deliverable by AMD must be based on a failure of the Deliverable to operate correctly, or meet a requirement set forth in the applicable Software Requirement. If AMD provides written notice, within the specified time-frame, of its decision to reject any or all of the Deliverables and the basis for such rejection, then AMD may:

        7.3.1 allow Award an additional amount of time in which to make such corrections as AMD may deem appropriate, which additional amount of time shall be at least [*] days from the receipt of notice of AMD's rejection notice for the first submission of the Deliverable; whereupon (i) the delivery date(s) shall be adjusted accordingly, (ii) Award shall, within the additional time given, make such corrections, at its own expense, as are necessary to ensure the Deliverables meet in every material respect the applicable Software Requirements and re-deliver the Deliverables, and (iii) the testing provisions of Paragraph 7.2 above the acceptance provisions of this Section 7.3 shall apply again to the previously rejected Deliverables;

        7.3.2 provisionally accept the applicable Deliverables, whereupon the applicable "payment" amount(s) associated with such Deliverables shall be reduced by the Contract Coordinators to reflect the failure of such Deliverables to meet in every material respect the applicable Software Requirements, provided that such reduction shall not exceed [*] of the applicable payment amount associated with such Deliverables; or

        7.3.3 immediately terminate the applicable Work Statement, or this Agreement and all Work Statements, provided that such remedy shall not be available for the first rejection of the Deliverable. Such termination shall be pursuant to Section 15.3 and AMD shall be entitled to the remedies set forth in Section 15.3.3.

        [*]

7.4 Updates. For a period of [*] following AMD's acceptance of a Developed Product, Award will promptly notify AMD of (i) any information Award becomes aware of regarding hardware and software bugs in the Developed Product or the applicable AMD platform, and (ii) Updates provided to any Award customer. Award shall provide such Updates to AMD within [*] after such Updates were provided to any Award customer.

7.5 Final Delivery. Upon [*] following AMD's acceptance of a Developed Product, Award will deliver to AMD one copy of the then current final Object Code and Source Code of that Developed Product, as well as the applicable build

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        tools and environment, and relevant documentation, any and all of which shall be considered a Deliverable under this Agreement.

                 8. LICENSING AND SUPPORT OF DEVELOPED PRODUCTS

8.1 Licensing. For a period of at least [*] following acceptance by AMD of a Developed Product as provided in Section 7 above, Award agrees to make that Developed Product and licenses for the use thereof commercially available. [*].

8.2 Ongoing Support. For a period of at least [*] following AMD's acceptance of a Developed Product as provided in Section 7 above, Award agrees to provide, [*].


                                9. COMPENSATION

9.1 Payment for Deliverables. In consideration of the development work to be performed by Award, AMD shall pay to Award an NRE as provided, if such a charge is provided, in the applicable Work Statement. Payments shall be made in accordance with the Payment Schedule set forth in the applicable Work Statement.

9.2 Minimum [*] Purchases. [*] following the Effective Date of this Agreement, AMD agrees to purchase from Award, and Award agrees to provide, as AMD requests, goods, licenses, or services, or any combination thereof, for a total amount of [*], respectively; or, in the event that AMD does not make such minimum purchase in any such period, then within [*], AMD shall pay to Award the applicable minimum purchase amount less the total amount of purchases made by AMD in that period. Such payments by AMD applicable to [*]

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        [*] Any and all purchases referenced in this Section may be pursuant to
        Work Statements issued under this Agreement, or may be pursuant to supplemental agreements, if any, between Award and AMD, the terms and conditions of which the parties agree to negotiate in good faith.

9.3 Primary Supplier. During the term of this Agreement, AMD agrees to use Award as its primary supplier of BIOS development products and services for the K86 baseline reference platform designs and production-ready platform designs, for desktop and server applications, that AMD develops for its K86 microprocessor customers, except in such instances where a customer specifically requests another BIOS supplier. For the purposes of this Agreement, using Award as AMD's primary supplier shall mean the following: In the event that AMD submits a request for proposal for the purchase or development of any BIOS development product or service not already provided by Award, it shall so notify Award in writing and shall give Award at least [*] to respond with a proposal for such products or services. If AMD, in its reasonable judgment, determines that the terms offered by Award for the products or performance of such services are comparable or more favorable than the terms offered by other providers, AMD shall purchase such products or services from Award. If AMD determines that the terms offered by any other provider are more favorable than those of Award, AMD shall offer Award the opportunity to match such terms. If Award responds within [*] with a proposal that AMD, in its reasonable judgment, determines matches such terms, then AMD shall purchase such products or services from Award; otherwise, AMD shall be free to purchase such products or services from such other provider. In addition, where deemed appropriate by AMD, AMD agrees to recommend Award as a provider of BIOS-related products and services for the K86 platforms to its customers. This Section 9.3 shall not apply to production platforms sold by or for AMD, or in any instance where the performance under this Section would constitute a breach by AMD of a pre-existing agreement with any third party.

9.4 Expenses. Award shall bear all of its own expenses arising from its performance of its obligations under this Agreement, including without limitation, expenses for facilities, work spaces, utilities, management, employees, supplies, and the like. AMD agrees to reimburse Award for travel to and from AMD's facilities, lodging and meal expenses reasonably incurred by Award in the performance of services hereunder, provided however, that Award must obtain prior written approval from AMD for such expenditures.

9.5 Invoicing and Payment. Award shall submit invoices to AMD for payment for Deliverables or milestones at such time or times as payment becomes due under this Agreement. Invoices shall be net [*] and shall be addressed to AMD's Contract Coordinator; provided, however, that AMD shall not be

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        obligated to pay any amount for any Deliverable until such Deliverable has been accepted by AMD pursuant to Section 7.3 above.

              10. OWNERSHIP OF DELIVERABLES AND RIGHTS OF PARTIES

10.1 Ownership by Award. Subject to the licenses granted in Sections 10.2 and 10.3, Award shall retain all right, title, and interest in and to all Deliverables and all Developed Products, and all Intellectual Property Rights therein, provided, however, that AMD shall retain all right, title, and interest in and to any and all information that it provides to Award, and Intellectual Property Rights therein.

10.2 License for Deliverables. Award hereby grants to AMD a [*] license to use, execute, reproduce, modify, and create derivative works of the Deliverables, in Source Code and Object Code, [*]. The license granted in this Subsection 10.2 shall [*].

10.3 License for Developed Product. For each Developed Product, Award hereby grants to AMD a [*] license to make [*] of the Developed Product, in Object Code only, for use with the corresponding platform, and to distribute such copies in connection with the corresponding platform, provided, however, that the corresponding Work Statement may provide for a lesser or greater number of copies AMD is licensed to make and distribute. In making copies of such licensed Developed Products as permitted under this Agreement, AMD shall reproduce and include on such copies (including any media embodying such copies) all proprietary legends that appear on the original copies that Award shall provide to AMD. The license granted in this Subsection 10.3 shall [*].

10.4 License Assurance in the Event of Bankruptcy. In the event Award shall suffer an insolvency, and either Award, as a debtor-in-possession, or the trustee in a case under the Bankruptcy Code, shall reject this Agreement including any Work Statements as permitted in the Bankruptcy Code, then AMD may elect to retain its rights (including all licenses) under this Agreement to the maximum extent provided in Section 365(n) of the Bankruptcy Code.

10.5 Limitation. Except as expressly set forth in this Section 10, no rights or licenses are granted, whether expressly, by implication, or by estoppel, under any Intellectual Property Rights owned or controlled by either party. Furthermore, without limiting the foregoing, and notwithstanding Section 10.1, Award acknowledges that it receives no right or license, expressly, implied or by estoppel to any AMD Intellectual Property Rights, process technology, microprocessor technology, system logic, or platform design.

10.6 Third Party Intellectual Property Rights. Unless AMD gives its prior written consent, Award shall not incorporate any third party Intellectual Property Rights into the Deliverables and shall not use any third party Intellectual Property Rights

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                                                                   CONFIDENTIAL

        with the Deliverables in a manner which would restrict the use of the Deliverables by AMD or AMD customers as contemplated under this Agreement, or would require AMD or AMD customers to pay a royalty for such use.

10.7 Affiliates. The licenses in Sections 10.2 and 10.3 shall apply only to such Affiliates which agree with Advanced Micro Devices, Inc. ("AMD Inc.") in writing to be bound by the terms and conditions relevant to such licenses imposed on AMD, Inc. hereunder, and any breach of any rights granted under this Agreement by any such Affiliate shall be deemed a breach by AMD, Inc.

                       11. REPRESENTATIONS AND WARRANTIES

11.1 Award's Representations and Warranties. Award represents and warrants to AMD that (i) Award has good title to the Deliverables; (ii) the services provided by Award hereunder, and the Deliverables and their use by AMD as is permitted under this Agreement, will not infringe, directly or indirectly, any copyrights or trade secrets of any third party, (iii) Award shall be the sole author or a licensee of all works developed hereunder, and (iv) Award has and will have full and sufficient right to assign or grant the rights or licenses granted in the Deliverables pursuant to this Agreement.

11.2 Authority and General Warranties. Each party represents to the other that it is duly existing; that it has full power and authority to enter into this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is a party; that it will not enter into any agreement the execution or performance of which would violate or interfere with this Agreement; and that it is not presently subject to a voluntary or involuntary petition for bankruptcy and does not contemplate filing any such petition.

11.3 NO OTHER WARRANTIES. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE DELIVERABLES OR DEVELOPED PRODUCTS, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.4 No Obligation Regarding Microprocessors, Platforms. Nothing in this Agreement or any Work Statement shall be deemed to obligate AMD to develop, manufacture, or sell any K86 microprocessor or platform, not to do so according to any particular schedule.

11.5 Market Size. Both parties acknowledge that each is relying solely on its own estimate of the market for its respective products, including but not limited to Developed Products, and that no representations or warranties, expressed or implied, have been made by either party regarding the size of such market or the amount of profit or revenue that either party might expect to receive for such products.

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

                                                                  CONFIDENTIAL

                  12. [*]

12.1    [*]

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                                                                   CONFIDENTIAL

                          13. LIMITATION OF LIABILITY

13.1 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, INCLUDING ANY WORK STATEMENTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES OF ANY KIND ARISING FROM USE OF THE DELIVERABLES, DEVELOPED PRODUCT, OR FROM THE WORK PERFORMED OR INFORMATION DISCLOSED TO THE OTHER PARTY UNDER THIS AGREEMENT, OR ANY WORK STATEMENT.

13.2 Cumulative Liability. IN NO EVENT SHALL AWARD'S AGGREGATE CUMULATIVE LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT PAID BY AMD TO AWARD UNDER THIS AGREEMENT, [*]. THIS LIMITATION OF LIABILITY SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, OR UNDER ANY THEORY. THE FOREGOING LIMITATION OF LIABILITY IS INDEPENDENT OF ANY EXCLUSIVE REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS LIMITATION OF LIABILITY IS A FUNDAMENTAL ASPECT OF THE AGREEMENT AND THAT IN ITS ABSENCE, THE ECONOMIC TERMS SET FORTH IN THE AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

                              14. CONFIDENTIALITY

14.1 Obligation of Confidence. Each party agrees to (i) maintain the confidentiality of the other party's Proprietary Information so as to prevent its unauthorized use, dissemination and disclosure, and (ii) not disclose the specific terms of this Agreement or any of the negotiations between the parties related to this Agreement, without the express written consent of the other party. Notwithstanding the foregoing, either party may (i) disclose the other party's Proprietary Information or the specific terms of this Agreement, to the extent required by a court or other governmental agency having authority to require such disclosure (provided, however, that each party will limit such disclosure to only that which is reasonably necessary to comply with the orders of any such court or governmental authority); and (ii) make such disclosure to the extent required by any law, statute, rule, regulation, or order of any court, governmental agency or self regulating organization, including without limitation, applicable securities laws or the rules and regulations of the Securities and Exchange Commission (the "SEC"). Each party agrees to immediately notify the other party of any breach of the provisions of confidentiality under this Section 14 of which it becomes aware and to cooperate with the nonbreaching party in curing or minimizing the effects of such breach.

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                                                                   CONFIDENTIAL

14.2 Method of Protection. To protect the other party's Proprietary Information against unauthorized use, dissemination, and disclosure, each party agrees to use protective measures no less stringent than those used by that party within its own business to protect its own Proprietary Information, which protective measures shall under all circumstances be at least reasonable measures designed to ensure the continued confidentiality of the Proprietary Information of the other party.

14.3 Duration. The parties will maintain the confidentiality of Proprietary Information during the term of this Agreement and for [*] thereafter.

14.4 Non-solicitation. During the term of this Agreement and for [*] following the termination or expiration thereof, AMD agrees that AMD's employees who are engaged in any way in the development under this Agreement or who, in connection with this Agreement, have contact with Award's employees engaged in the development under this Agreement, shall not, directly or indirectly, solicit or seek to employ, or cause another, such as AMD's employment department or a recruiter, to solicit or seek to employ, any employee of Award who has provided services to AMD in connection with such development efforts pursuant to this Agreement. During the term of this Agreement and for [*] following the termination or expiration thereof, Award agrees not to solicit or seek to employ any employee of AMD associated with the development under this Agreement.

                             15. TERM; TERMINATION

15.1 Term. This Agreement will commence as of the Effective Date and will continue for [*], unless otherwise terminated as provided herein; provided, however, that all Work Statements issued before, and outstanding at the time of, such termination or expiration shall remain in effect with respect to such Work Statement, until such Work Statements are themselves terminated and/or performance thereunder is completed. Termination of a Work Statement shall not automatically result in the termination of any other Work Statement or this Agreement.

15.2    [*]

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
                                                                   CONFIDENTIAL

        [*]

15.3    Termination for Cause.

        15.3.1 Right to Terminate. Either party has the right to terminate any Work Statement, or this Agreement and all Work Statements, at any time if:

                (a) the other party is in material breach of any warranty, term, condition or covenant of this Agreement or any Work Statement and fails to cure that breach within [*], or the breaching party fails to provide the non-breaching party assurance that the breach will be cured within a longer period of time which is acceptable to the non-breaching party after receiving notice of that breach and the non-breaching party's intention to terminate; or

                (b) the other party (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such condition is assumed involuntarily it has not been dismissed with prejudice within [*] after it begins.

        15.3.2. Effective Date of Termination. Termination will become effective under Section 15.3.1(a) automatically upon expiration of the cure period in the absence of a cure, and under Section 15.3.1(b) immediately upon the non-terminating party's receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

        15.3.3  Effect of Termination for Cause.

                     (a) If AMD terminates this Agreement and/or any Work Statement for cause, [*]

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
                                                                   CONFIDENTIAL

                [*]

                (b) If Award terminates this Agreement and/or any Work Statement for cause, [*]. Furthermore, in the case of termination by Award for non-payment by AMD, Award will be entitled to retain the hardware and software delivered by AMD hereunder against payment owing by AMD, but shall be required to return to AMD such hardware and software and all accompanying documentation delivered to Award therewith upon payment by AMD to Award of all payments due.

15.4 Survival. The provisions of Sections 10, 11, 12, 13, 14 and 15 shall survive any termination or the natural expiration of this Agreement, and Sections 7.4, 7.5, and 8 shall also survive the natural expiration of this Agreement.

                               16. MISCELLANEOUS

16.1 Right to Develop Independently. Each party agrees that the other may acquire, license, independently develop, manufacture or distribute, or have others independently develop, manufacture or distribute for them, similar technology performing the same or similar functions as the technologies contemplated by this Agreement, or to market and distribute such similar technologies; provided that any such technology is developed without direct reference to the other party's Proprietary Information, specifications, Code, or other documentation disclosed to the other under this Agreement.

16.2 Advertising. Without the prior written consent of AMD, Award may not use any trademarks, service marks, trade names, logos or other commercial or product designations of AMD, including, but not limited to, use in connection with any promotions, advertisements or exhibitions. Notwithstanding the foregoing, AMD agrees to the use of its name in any registration statement, prospectus or other filing with the SEC.

16.3 Relief from Obligations. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party ("Force Majeure") provided that such party gives the other

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                                                                   CONFIDENTIAL

        party written notice thereof promptly and, in any event, within thirty
        (30) days of discovery thereof and uses good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

16.4 Relationship of Parties. Award is an independent contractor and neither Award nor Award's employees, consultants, contractors or agents are agents, employees or joint ventures of AMD, nor do they have any authority whatsoever to bind AMD by contract or otherwise. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Award will determine, in Award's sole discretion, the manner and means by which the services are accomplished, subject to the express condition that Award will at all times comply with applicable law.

16.5 Assignment. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors, executors and administrators, as the case may be; provided that, neither party may assign this Agreement or its obligations hereunder in whole or in part without the prior written approval of the other party except in the case of a sale of all or substantially all of the assets of such party or a merger in which such party is not a surviving entity. Notwithstanding the above, [*]. Any attempted assignment or delegation without such consent will be void.

16.6 Governing Law. This Agreement is deemed entered into in California and shall in all respects be governed by and construed under the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely within California.

16.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Agreement shall be interpreted so as best to reasonable effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

16.8 Entire Agreement. Each Work Statement, together with this Agreement and the terms and conditions of AMD's purchase order attached to such Work Statement, constitutes the entire understanding and agreement of the parties with respect to the work performed under, and all Deliverables and Developed Products applicable to, that Work Statement, and supersedes all prior and contemporaneous

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                                       19
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                                                                   CONFIDENTIAL

        understanding and agreements, whether written or oral, with respect to such subject matter. The terms and conditions of AMD's purchase order attached to a Work Statement are hereby incorporated by reference. Where there is any conflict or inconsistency with the express terms of the Agreement, the Work Statement shall supersede any conflicting terms and conditions of this Technology Development and Support Agreement, and the terms of this Technology Development and Support Agreement shall supersede any conflicting terms and conditions of the AMD purchase order.

16.9 Amendments, Modifications and Waivers. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement will be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. Without limiting the foregoing sentence, neither notification by Award (including but not limited to notifications as provided in Sections 5.1, 6.1, and 7.2), nor delay or inaction by AMD, with respect to Award's inability to meet the requirements of a Work Statement shall constitute a waiver or impairment of any rights or remedies of AMD. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision of this Agreement will be effective unless it is in writing and signed by the parties, but it need not be supported by consideration.

16.10 Attorneys' Fees. If any dispute between the parties arising out of the performance, non-performance or alleged breach of this Agreement is litigated in a court of competent jurisdiction, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to any other relief to which it may be entitled.

16.11 Equitable Relief. Because the services contracted for hereunder are personal and unique, and because both Award and AMD will have access to and become acquainted with confidential and proprietary information of each other, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, each party agrees that the other party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that either party may have for breach of this Agreement.

16.12 Headings and References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

16.13 Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be fairly interpreted in accordance with


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                                                                    CONFIDENTIAL

        its terms and without any strict construction in favor of or against either party. Any ambiguity will not be interpreted against the drafting party.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ADVANCED MICRO DEVICES, INC.                    AWARD SOFTWARE INT'L, INC.

By: /s/ S. Atia Raza                            By: /s/ George C. Huang
   -----------------------------                   -----------------------------

Printed                                         Printed
Name:  S. Atia Raza                             Name:  George C. Huang
     ---------------------------                     ---------------------------

Title: Chief Technical Officer                  Title: Chairman CEO
      --------------------------                      --------------------------

Date:  6-28-96                                  Date:  June 28, 1996
     ---------------------------                     ---------------------------

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                                                                    CONFIDENTIAL

                                   EXHIBIT A
                             INITIAL WORK STATEMENT

This Work Statement is entered into this 28th day of June, 1996 (the "Effective Date"), by and between Award Software International, Inc., a California corporation ("Award"), having its corporate offices at 777 East Midddlefield Road, Mountain View, California, 94043, and Advanced Micro Devices, Inc., a Delaware corporation ("AMD"), having its corporate offices at One AMD Place, P.O. Box 3453, Sunnyvale, California, 94088.

For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. This Work Statement is governed by the terms and conditions of the Technology Development and Support Agreement, dated the 28th day of June, 1996 between Award and AMD.

2.      Statement of Work

        (a) Description of work to be performed. Award shall perform the services as described in the attached Proposed Software Requirements Document ("SRD"), which is hereby incorporated by reference.

        (b) Delivery Schedule. The Delivery Schedule is as provided in the section of the SRD titled Deliverables: Delivery Schedule.

        (c) Deliverables. The Deliverables Award is to provide AMD under this Work Statement are listed in the section of the SRD titled Deliverables; Delivery Schedule.

        (d) Payment and Payment Schedule. As provided in the sections of the SRD titled Compensation, and NRE Payment Schedule.

        (e) Description and amount of engineer training and consultation to be provided. As provided in the section of the SRD titled Additional Support Requirements.

        (f) Software Requirements. As provided in the sections of the SRD titled [*] H/W Components and Requirements for Award Firmware Deliverables, and Deliverables; Delivery Schedule.

        (g) Testing Criteria. As provided in the section of the SRD titled Testing Criteria For Deliverables.

        (h) AMD Resources. As provided in the section of the SRD titled AMD Platform Resources.

        (i) Project Coordinators. As provided in the section of the SRD titled Project Coordination.

3. Additional Services. Award shall also provide the additional services as outlined in the section of the SRD titled Additional Support Requirements.

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                                                                    CONFIDENTIAL

        IN WITNESS WHEREOF, the parties hereto have executed this Work Statement as of the Effective Date.

ADVANCED MICRO DEVICES, INC.            AWARD SOFTWARE INT'L, INC.


By: /s/ S. ATIRO RAZA                   By: /s/ GEORGE C. HUANG
   ------------------------------          ------------------------------

Printed                                 Printed
Name:   S. Atiro Raza                   Name:   George C. Huang
     ----------------------------            ----------------------------

Title:  Chief Technical Officer         Title:  Chairman CEO
      ---------------------------             ---------------------------

Date:  6-28-96                          Date:  June 28, 1996
     ----------------------------            ----------------------------

                                   [AMD LOGO]



                               PROPOSED SOFTWARE
                                  REQUIREMENTS

                           AWARD FIRMWARE DEVELOPMENT

                                      FOR

                                  [*] PROJECT

                                 REVISION 1.28

                                    06/26/96



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Advanced Micro Devices CONFIDENTIAL      1

INTRODUCTION

This document includes details regarding the [*] platform and deliverables needed from Award to successfully meet the platform goals. This document and Award's response, if acceptable to AMD, will be incorporated into a Work Statement covering the [*] Platform, in accordance with the Technology Development and Support Agreement between Award and AMD. This proposal identifies Award as the primary BIOS developer, AMD as the primary hardware developer with resource at AMD to provide interface, documentation, acceptance qualification, and bug reporting/closure tracking.

[*] H/W COMPONENTS

[*] is a single [*] form factor board [*]. [*] The following feature list outlines the hardware features on the boards, [*], that must be supported by Award's BIOS.

[*]
- ---------------------------------------------------------------------


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Advanced Micro Devices CONFIDENTIAL

[*]
- ---------------------------------------------------------------------

AMD PLATFORM RESOURCES

AMD will provide Award with the following resources:

o       [*] complete [*] platforms for development purposes.
o       [*] complete [*] platforms for Quality Assurance purposes.

REQUIREMENTS FOR AWARD FIRMWARE DELIVERABLES

Standard [*] System BIOS(es) supporting the following features:

        [*]

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Advanced Micro Devices CONFIDENTIAL    3

        [*]

COMPENSATION

In consideration of the development work to be performed by Award, AMD agrees to pay Award a non-recurring engineering charge of [*] according to the schedule shown below. [*]

DELIVERABLES: DELIVERY SCHEDULE

[*] Support Milestones and Schedule
o       Software requirements documented        [*]
o       Work Statement generated                [*]
o       Work Statement mutually agreed upon     [*]
o       Initial BIOS available                  [*]
o       BIOS source code                        Included with each BIOS delivery

        Initial BIOS should include support for [*] processors. Support should also be present for [*] utilities as defined in the Award firmware deliverables section and will be used for basic bring up [*]. Testing is not possible until hardware is delivered to Award.

o       [*] available to Award                  [*]
o       Alpha BIOS available                    [*]

        Alpha BIOS should have all functionality completed to work with [*] processors. Functionality is defined as all capabilities as defined in the Award firmware deliverables section. [*]

o       Alpha bug action list complete          [*]

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Advanced Micro Devices CONFIDENTIAL           4

o       Beta BIOS available             [*]

        Award must provide internal Quality Assurance on the Beta BIOS before
        delivery.  Available [   *   ] modules should be included.

[*] Support Milestones and Schedule

o       Initial [*] Software Development Guide Award           [*]
o       Complete [*] Software Development Guide to Award       [*]
o       Initial [*] samples to Award                           [*]
o       Initial [*] BIOS available                             [*]

        Initial [*] BIOS should leverage from Beta [*] BIOS and target demonstration functionality for [*]. Testing is not possible until [*] samples are delivered to Award.

o       Alpha [*] BIOS available                               [*]

        Alpha BIOS should have all functionality completed to work with [*] processors. Functionality is defined as all capabilities as defined in the Award firmware deliverables section.

o       Beta [*] BIOS available                                [*]

        Award must provide internal Quality Assurance on the Beta BIOS before delivery.

o       Final [*] BIOS available                               [*]

        Final BIOS, in addition to features supported in the beta release, should include the following: [*]. It should be robust, bug-free, and production worthy.

NRE PAYMENT SCHEDULE

[*]

ADDITIONAL SUPPORT REQUIREMENTS

o Award shall provide AMD with a quote covering delivery and installation of an on-site [*].

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Advanced Micro Devices CONFIDENTIAL    5

o Delivery of Deliverables to AMD shall occur via electronic means (email, BBS, or [*]).

o AMD BIOS training--Award will provide their standard training on BIOS source code for up to [*] AMD engineers. This training will cover the following topics:

        [*]

o Award shall process the Developed Product and Updates through Award's standard BIOS Quality Assurance process.

o Award shall optimize BIOS performance based on AMD's test and evaluation results prior to delivery of Final BIOS. If such optimizations require modifications to the Software Requirements Document, such modifications shall be handled as provided in Section 3.8 of the Agreement.

o

TESTING CRITERIA FOR DELIVERABLES

Alpha, beta and final versions of the Award BIOS should demonstrate the following capabilities:

[*]

PROJECT COORDINATION

o       Project Coordinators

        Award:  David J. Wippich
                777 East Middlefield Road
                Mountain View, CA 94043-4023

                Phone: (415) 968-4433
                FAX:   (415) 968-0274

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Advanced Micro Services CONFIDENTIAL      6

                AMD:    Scott Swanstrom
                        5900 E. Ben White Blvd.
                        Mailstop 592
                        Austin, TX 78741


                        Phone: (512) 602-5064
                        FAX:   (512) 602-7807


     o  Technical Coordinators
                Award:  Jim Busse
                        777 East Middlefield
                        Mountain View, CA 94043-4023

                        Phone: (415) 968-4433
                        FAX:   (415) 968-0274

                AMD:    Michael T. Wisor
                        5900 E. Ben White Blvd.
                        Mailstop 522
                        Austin, TX 78741

                        Phone: (512) 602-4044
                        FAX:   (512) 602-4490







Advanced Micro Devices CONFIDENTIAL     7